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                                                                    EXHIBIT 99.1

[Ptek Holdings logo]                            The Lenox Building
                                                3399 Peachtree Rd. NE, Suite 600
                                                Atlanta, GA 30326
                                                Tel 404.262.8400
                                                www.ptek.com

                                                Boland Jones
                                                Chairman & CEO

February 19, 2001


Dear Shareholders, Employees and Friends of Ptek Holdings, Inc.:

As we prepare to announce our financial results for the year ended December 31, 2000, I wanted to take the opportunity to share with you our progress in the last year and give you some idea of what you can expect from Ptek Holdings in 2001. I'm excited about our business and I want you to know that we're working every day to increase shareholder value and to receive the recognition we believe we deserve in the market. There are more than 2,500 Ptek employees worldwide who are working to create value in our company, and after you've read this letter I hope that you'll share with me the same enthusiasm for Ptek Holdings and its future.

First, I want to make sure that we're all clear on what business Ptek is in. Very simply, Ptek provides communications and data services for big companies that need conference calling and Web-based collaboration; high volume fax, e-mail and voice message delivery; and personal communications management systems that handle voice mail, e-mail, calendaring and other important personal content. Many companies believe these tasks are too big, complex or costly to handle internally, which is why they turn to us for these services. It's what industry analysts call "outsourcing."

In order to explain to you where our company is going and for all the new shareholders to understand our company, it's helpful to look back a couple of years. In 1997 and 1998, when Ptek did most of its acquisitions, we acquired market leaders in communications and data service categories--Premiere Conferencing, a leading audio conferencing provider; Xpedite, the leading fax delivery service; and Voicecom, a leading voice mail company.

After the acquisitions were finalized, we went to work with our business units to share our vision and help them add value to their market position. We have funded new technology development for each one of our business units to help them move into even larger market categories. As we all know, there has been a major technology shift in the last few years and it has been more critical than ever that our businesses develop new technologies to take advantage of the changing market. Xpedite needed to develop a suite of e-mail services; Premiere Conferencing needed to expand into automated and Web conferencing; and Voicecom needed to broaden its offering to include Web-based voice mail and other personal communications management tools.

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As a result of these and other activities, we have recently achieved a number of important corporate accomplishments:

  . Increased operating income, before depreciation and amortization, by 204% from $18.5 million for the first nine months of 1999 to $56.3 million for the same period in 2000 (a $37.8 million improvement)
  . Successfully developed, or expanded significantly, during 2000, new services for all three of our operating units:
    --ReadyConference(SM), an automated conference service that requires no operator assistance, for Premiere Conferencing
    --messageREACH(SM), a suite of outsourced e-mail services, for Xpedite --Orchestrate(R) 2000, a personal communications portal, for Voicecom
  . Reduced operating expenses, before depreciation and amortization, for the first nine months of 2000 by more than $37 million, compared to the same period in 1999
  . Reduced corporate overhead by 30% for the first nine months of 2000, compared to the same period in 1999
  . Paid off a $143 million line of credit (inherited from the Xpedite acquisition) in Q4 1999
  . Realized $212 million in profits from PtekVentures through Q3 2000 on a total investment of $52 million--a 308% return on investment
  . Added 7,500 new corporate customers to our global customer base in 2000.


Now, let me tell you about the progress we've made within each of our business units through the end of last year.

Premiere Conferencing is the best example, to date, of how Ptek has helped to position a business unit for greater growth by developing new technologies and launching these technologies into new, larger markets. This business unit started as a leading operator-assisted conference call provider for large corporations in the United States, a less than $1 billion market category. In order to dramatically increase Premiere Conferencing's growth potential, we needed to develop new services that did not require hands-on involvement from an operator.

We focused the efforts of Premiere Conferencing's management team on developing and growing its ReadyConference service, an automated service that needs no operator, which improves operating margins and reduces human resource expense. We have increased the company's total number of minutes from 109 million in 1998 to 283 million in 2000 and the percentage of automated minutes vs. operator-assisted minutes from just 30% to 74% in the same period. My thanks to the entire Premiere Conferencing team for the great progress they've made!

Total Premiere Conferencing Minutes               Composition of Minutes

[Graph appears here]                              [Graph appears here]

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Future revenue growth will come not only from our ReadyConference services, but also from the further development of VisionCast(R), our Web-based conferencing service, which allows Premiere Conferencing to move into a dramatically larger $17.7 billion market. We're already seeing success here with new customers for these services such as IBM, Hewlett Packard, Merrill Lynch and Merck.

We also expect to grow Premiere Conferencing by expanding its base of business in our international markets. Premiere Conferencing only operated in the United States when we bought it in 1998. It now operates in nine countries in North America, Europe, and Asia, and we have plans to aggressively grow these new markets this year.

                                 Market size

                             [Graph appears here]


Xpedite for years has been the dominant provider in high volume fax delivery, serving the global Fortune 1000, a $1.6 billion market. As the fax business has matured, Xpedite's management has focused its attention on developing services in the e-mail marketplace, a $4.7 billion opportunity in the next three years, and developing messaging services supporting other media, including voice and video streaming. This multimedia information delivery segment, which combines fax, e-mail and voice and video distribution, is projected to be a $10.5 billion market within three years.

                                  Market Size

                          [Three graphs appear here]

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In early 2000, Xpedite successfully launched its new messageREACH(SM) e-mail service, which includes broadcast e-mail and transactional services such as campaign management. In just nine months, messageREACH delivered 154 million e-mail messages. Our goal is to become the dominant provider in the high volume e-mail messaging business, just like we are in the fax business, but with a much bigger market opportunity.

We expect to quickly ramp up our messageREACH services around the world and leverage our relationships with global customers such as United Airlines, Dell, McGraw Hill, DirecTV and Texas Instruments.

Our original business, the fax business, continues to dominate the global transactional and broadcast fax delivery segment. The revenue from our fax business has recently been flat because the price per page has come down with the discounting of telecom and long-distance services. However, our fax volume continues to increase. Xpedite and its management team continue to do a terrific job managing the fax business, while successfully launching the e-mail business. In fact, the fax business for the first nine months of 2000 threw off almost $43 million in EBITDA, which is outstanding and a great internal funding source for Xpedite's e-mail business growth. My thanks to the entire Xpedite team around the world for a job well done!

Xpedite Fax Message Growth                Growth of messageREACH E-mail Services

[Graph appears here]                      [Graph appears here]


Voicecom started as a leading voice mail company providing messaging solutions to network selling organizations (like Amway and Avon)--basically a "voice mail chat room" for thousands of geographically dispersed individuals needing to exchange critical business information. This part of the voice messaging market is $2.47 billion.

Voice messaging was, and remains, a vital tool for these types of organizations. However, in the last two to three years, industry research indicates that more and more people want to receive all of their messages--e-mail, voice mail and faxes--in one place. It became clear that Voicecom had to develop new products for new user groups that wanted the benefits of voice messaging and Internet-based communications. Several years ago, Voicecom developed and launched a Web-based communications service called Orchestrate(R) to serve this market, known as unified messaging. Last fall, the company relaunched a completely reengineered service, Orchestrate(R) 2000, which received accolades in Forbes' Best of the Web issue.

The new Orchestrate 2000 is positioned in a much larger market category called unified communications, which creates a personal communications and content portal, allowing users to access voice mail, faxes and e-mail all in one place so they can even listen to voice mail on their computer. Basically, what we've done with Orchestrate 2000 is combine desktop personal information systems like Microsoft(R) Outlook(R), and content services for news and stocks like My Yahoo!(R), and long-distance and other telcom services like WorldCom, into one convenient system on the Web. We refer to Orchestrate 2000 as your personal communications portal.

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As the last of the three new technologies launched for our business units, we're excited about the growth opportunities that Orchestrate 2000 represents and believe we will gain substantial traction in the unified communications market, which is expected to grow to $5.7 billion in the next few years. In addition to our focus on Orchestrate 2000, we will continue to develop new markets for the voice messaging business. In fact, we have recently discovered new markets for voice messaging such as major retail stores (like Sprint PCS) in addition to the existing network marketing companies we already deal with. Again, my thanks to all of the hard working members of the Voicecom team for accomplishing so much in such a short timeframe.


                                  Market Size

                          [Three graphs appear here]


PtekVentures, our network of leading Internet technology and communications companies, has 16 companies in its portfolio. We have seen fantastic financial returns from our venture efforts in the past. However, the market has changed dramatically in the last nine months, and it will take longer than in the past to realize the benefits of these early-stage investments. Because of this, we have stopped actively seeking new investments, focusing instead on nurturing the companies currently in the portfolio to help them realize their full market potential.


Finally, I want to make sure that everyone has a clear understanding of our financial performance.

As many of you know, we currently report a negative net income, which says to many investors that our company doesn't make money--which in my opinion is misleading. As a result of our acquisitions, we're amortizing $600 million of goodwill and other intangibles over three to seven years. This accounting entry is a non-cash item. Without this amortization, we would have reported positive earnings per share (EPS) for the first nine months of 2000. That's why we focus on earnings before interest, taxes, depreciation and amortization (EBITDA), because it is the cash operating performance measurement for our company. As a side note, the Financial Accounting Standards Board (FASB) is in serious discussions to eliminate goodwill amortization by as early as July 1, 2001. We'll keep you posted on the FASB decision and how it impacts Ptek going forward.

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                             PTEK Holdings, Inc.
                             Financial Highlights
                       nine months ended September 30,
                               ($ in thousands)

                                                         1999          2000
                                                            (Unaudited)
Revenue                                                $343,502       $332,530
Gross margin                                            245,667        245,075
Contributing margin                                     193,607        193,674
Operating expenses
 (before depreciation/amortization)                     175,064        137,326   $37.7M improvement
                                                       --------       --------

Operating income
 (before depreciation/amortization)                      18,543         56,348   204% increase
                                                       --------       --------

Special charges included in operating expenses           20,513         (3,534)

EBITDA (excluding special charges)                       39,056         52,814   35% increase
Amortization of intangibles (a non-cash item)            73,169         77,226

We'll be reporting our fourth quarter and year-end results for the year ended December 31, 2000 on February 28, 2001. Our annual report will be out later this spring, which I believe will continue to give you more insight into your company. If you would like to receive updates from me via e-mail or fax, please visit our Web site at www.ptek.com and click on the investor section. Or, you
                      ------------
can fax in your contact information to Investor Relations at 404-262-8525.

In summary, we're moving into new, larger markets with our new technologies, and we believe we're well positioned to be leaders in these markets. And we've done all this while improving cash flow for our company. We believe in our company so much that since January 2000 Ptek management and employees have acquired more than four million shares of Ptek stock, either directly or through employee benefit plans. That's more than 8% of our total shares currently outstanding.

I hope that after reading this update you're as excited as we are about the future of Ptek. With your support as an ambassador for Ptek, we can continue to grow the value of our company.

Sincerely,

/s/ Boland T. Jones
-------------------
Boland T. Jones
Chairman and CEO

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Sources: Collaborative Strategies, Forrester, Frost & Sullivan, IDC, MMTA, and
Internet Research Group

This letter should be read in conjunction with Ptek's publication of its financial results for the year ended December 31, 2000, and Ptek's Form 10-Q for the quarter ended September 30, 2000 filed with the Securities and Exchange Commission.

Statements made in this letter, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in such forward-looking statements. For a detailed discussion of the factors that could cause actual results to differ from such forward-looking statements, please refer to Ptek's filings with the Securities and Exchange Commission, especially in the "Factors Affecting Future Performance" included in the Management's Discussion and Analysis section of Ptek's Form 10-K for the fiscal year ended December 31, 1999 and in subsequent filings filed with the Securities and Exchange Commission.

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